                                                                     Exhibit 4.4

                             SUPPLEMENTAL INDENTURE
                             ----------------------


          THIS SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of May 16th, 2000, is made by and between LEVI STRAUSS & CO., a Delaware corporation (the "Company"), and CITIBANK, N.A., a national banking association, as trustee (the "Trustee").

                             W I T N E S S E T H :

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture (the "Indenture"), dated as of November 6, 1996 (all capitalized terms used but not defined herein having the meanings given them in the Indenture);

          WHEREAS, the parties to the Indenture wish to permit the Company to issue and exchange Securities that have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of outstanding Securities;

          WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

          Section 1.    Exchange.
                        --------
          (a) The first recital set forth in the Indenture is hereby amended and restated in its entirety as follows:

          "The Company has duly authorized the creation of (a) (1) an issue of its 6.80% Notes due November 1, 2003 (the "Original 6.80% Notes") and (2) an issue of its 6.80% Notes due November 1, 2003 which have been registered under the Securities Act (the "Exchange 6.80% Notes" and, together with the Original 6.80% Notes, the "6.80% Notes") and (b) (1) an issue of its 7.00% Notes due November 1, 2006 (the "Original 7.00% Notes") and (2) an issue of its 7.00% Notes due November 1, 2006 which have been registered under the Securities Act (the "Exchange 7.00% Notes" and, together with the Original 7.00% Notes, the "7.00% Notes") (the 6.80% Notes and the 7.00% Notes together, the "Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture."

          (b) Section 1.3 of the Indenture is hereby amended to include a new paragraph inserted at the end of such section which states in its entirety as follows:

          "Holders may communicate pursuant to Trust Indenture Act (S) 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee and anyone else shall have the protection of Trust Indenture Act (S) 312(c)."

          (c) Section 1.12 of the Indenture is hereby amended and restated in its entirety as follows:

"SECTION 1.12   Incorporation by Reference of Trust Indenture Act.
                -------------------------------------------------

          This Indenture is subject to the mandatory provisions of the Trust Indenture Act, which are incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms have the following meanings:

          "indenture securities" means the Securities.

          "indenture security holder" means a Holder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

          All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions."

          (d) The first paragraph of Section 3.1 of the Indenture is hereby amended and restated in its entirety as follows:

          "The Securities shall be issued in two series and shall be known and designated as the "6.80% Notes due November 1, 2003" (consisting of the Original 6.80% Notes and the Exchange 6.80% Notes) and the "7.00% Notes due November 1, 2006" (consisting of the Original 7.00% Notes and the Exchange 7.00% Notes) of the Company. The aggregate principal amount of 6.80% Notes which may be authenticated and delivered under this Indenture is limited to U.S.$350,000,000 (issuable in the form of (a) Original 6.80% Notes and (b) Exchange 6.80% Notes issued in an exchange offer registered under the Securities Act for a like principal amount of Original 6.80% Notes exchanged pursuant thereto) and the aggregate principal amount of 7.00% Notes which may be authenticated and delivered under the Indenture is limited to U.S.$450,000,000 (issuable in the form of (a) Original 7.00% Notes and (b) Exchange 7.00% Notes issued in an exchange offer registered under the Securities Act for a like principal amount of Original 7.00% Notes exchanged pursuant thereto), except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.4, 3.5, 3.6 or 9.7. Each of the two series (each a "series") of the Securities issued hereunder shall be treated separately for purposes of the acts of Holders permitted or required hereunder, the giving of waivers or consents by Holders, Events of Default and accelera-tions of the respective series, registrations of transfer and exchange of Securities, replacement of Securities, and all other events and actions hereunder as to which the interests of the Holders of the separate series of the Securities may differ or it is otherwise appropriate to treat such series separately, whether or not express mention is made of such separate treatment in a particular context."

          (e) The Indenture is hereby amended to include new Section 7.4 which states in its entirety as follows:

"SECTION 7.4    Reports by the Trustee.
                ----------------------

          As promptly as practicable after each April 1 beginning with the May 1 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Holder a brief report dated as of May 15 that complies with Section 313(a) of the Trust Indenture Act. The Trustee shall also comply with Section 313(b) of the Trust Indenture Act."

          (f) The body of Section 6.8 of the Indenture is hereby amended and restated in its entirety as follows:

          "The Trustee shall at all times comply with the requirements of the Trust Indenture Act, including (S) 310(b); provided, however, that there shall
                                           --------  -------
be excluded from the operation of (S) 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in (S) 310(b)(1) are met. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof, or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$100,000,000, subject to supervision or examination by Federal or State authority, in good standing and having an established place of business in The City of New York.
If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article."

          (g) The Indenture is hereby amended to include new Section 6.15 which states in its entirety as follows:

"SECTION 6.15   Preferential Collection of Claims Against the Company.
                -----------------------------------------------------

          The Trustee shall comply with Trust Indenture Act (S) 311(a), excluding any creditor relationship listed in (S) 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act (S) 311(a) to the extent indicated."

          (h) The Indenture is hereby amended to include new Section 9.3 (with all subsequent sections of such section, and all cross-references throughout the Indenture to those sections, modified to account for such inclusion) which states in its entirety as follows:

"SECTION 9.3    Compliance with the Trust Indenture Act.
                ---------------------------------------

          Every supplemental indenture hereto shall comply with the Trust Indenture Act as then in effect."

          Section 2. Ratification of Indenture; Supplemental Amendment Part of
                     ---------------------------------------------------------
Indenture.  Except as expressly amended hereby, the Indenture is in all respects
----------
ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

          Section 3. Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE
                    --------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, THE UNITED STATES OF AMERICA.

          Section 4. Representations.  The Trustee makes no representation as
                     ----------------
to the validity or sufficiency of this Supplemental Indenture.

          Section 5. Counterparts.  The parties may sign any number of copies
                     -------------
of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          Section 6. Effect of Headings.  The section and other headings herein
                     -------------------
are for convenience only and shall not effect the construction thereof.

                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                    LEVI STRAUSS & CO.


                                    By: /s/ Joseph M. Maurer
                                        __________________________
                                         Name: Joseph M. Maurer
                                         Title: Vice President and Treasurer


                                    CITIBANK, N.A., as Trustee,


                                    By: /s/ Wafaa Orfy
                                        __________________________
                                         Name: Wafaa Orfy
                                         Title: Assistant Vice President

                   [SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]